Exhibit 99.23(j)(i)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to all references to our firm included in or made a part of this Post-Effective Amendment No. 13 to the Diamond Hill Funds (formerly known as the BSG Funds) Registration Statement on Form N-1A (File No. 333-22075), including the reference to our firm as former accountants under the heading "Accountants" in the Statement of Additional Information.


McCurdy & Associates CPA's, Inc.
Westlake, Ohio
January 31, 2002